UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2006

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As discussed below, on September 18, 2006, the Board of Directors of Fannie Mae (formally, the Federal National Mortgage Association) elected Brenda J. Gaines and Karen N. Horn to join the Board. The information set forth in Item 5.02 below under the caption "Compensation arrangements with new directors" is incorporated by herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of new directors

On September 18, 2006, the Board of Directors of Fannie Mae elected Brenda J. Gaines and Karen N. Horn to join the Board. Ms. Gaines will serve on the Board's Compensation Committee and Housing and Community Finance Committee, and Ms. Horn will serve on the Board's Audit Committee and Risk Policy and Capital Committee.

Brenda J. Gaines, 57, served as North American President and Chief Executive Officer of Diners Club International, a subsidiary of Citigroup, from October 2002 until her retirement in April 2004. She served as President, Diners Club North America, from February 1999 to September 2002. From 1988 until her appointment as President, she held various positions within Diners Club International, Citigroup and Citigroup's predecessor corporations. She also served as Deputy Chief of Staff for the Mayor of the City of Chicago from 1985 to 1987 and as Chicago Commissioner of Housing from 1983 to 1985. In addition, Ms. Gaines serves a director of CNA Financial Corporation, Office Depot, NICOR, Inc. and Tenet Healthcare Corporation.

Karen N. Horn, Ph.D., 63, is a Senior Managing Director of Brock Capital Group LLC, an advisory and investment firm, a position she has held since 2003. She served as Managing Director, Private Client Services of Marsh Inc., a subsidiary of Marsh & McLennan Companies, Inc., from 1999 until her retirement in 2003. She served as Senior Managing Director and Head of International Private Banking at Bankers Trust Company from 1996 to 1999, as Chairman and Chief Executive Officer, Bank One, Cleveland, from 1987 to 1996, and as President of the Federal Reserve Bank of Cleveland from 1982 to 1987. Ms. Horn is a director of Eli Lilly and Company and Simon Property Group, Inc. and a director or trustee of all T. Rowe Price funds and trusts. She also serves as a vice-chairman of the U.S. Russia Investment Fund, a presidential appointment.

Compensation arrangements with new directors

In accordance with Fannie Mae’s non-management director compensation practices, Ms. Gaines and Ms. Horn will each be paid a retainer at a rate of $35,000 per year for serving as Board members, plus $1,500 for attendance at each Board or Board committee meeting. In connection with their election, Ms. Gaines and Ms. Horn each received a total of 487 shares of restricted stock. Under Fannie Mae's Stock Compensation Plan of 2003, these shares vest on the day before the company's 2007 annual shareholder meeting. These shares cannot be sold or otherwise transferred until they vest, and vesting is contingent on continued service on Fannie Mae’s Board at the time of vesting, subject to accelerated vesting in the event of death, disability or, for a recipient who was elected to the Board by shareholders, the failure to re-nominate the recipient after the recipient has reached the age of 70. Holders of restricted stock have all of the rights and privileges of shareholders as to the restricted stock, other than the ability to sell or otherwise transfer it, including the right to receive dividends declared with respect to the stock and the right to provide instructions on how to vote the stock.

Fannie Mae’s Stock Compensation Plan of 2003 provides that each director who is a member of the Board immediately following the annual meeting of shareholders in 2006 shall be granted, immediately following that annual meeting, an award of shares of restricted stock with a fair market value of $75,000. The plan does not provide for another automatic stock grant to directors until immediately following the 2010 annual meeting of shareholders. Any director who joins the Board after the 2006 annual meeting and prior to the 2010 annual meeting automatically receives a grant for an amount of shares that is prorated based on the director’s period of service on the Board. Because Fannie Mae is in the process of restating certain prior period financial statements, the company has not held an annual meeting of shareholders since 2004. Accordingly, no automatic restricted stock grants have been made under this provision of the plan. In connection with Ms. Gaines's and Ms. Horn's election to the Board, the Board determined that if, in the future, restricted stock grants are made to other members of the Board with respect to 2006, Ms. Gaines and Ms. Horn will each receive an appropriate grant of restricted stock based on her period of service on the Board.

Fannie Mae’s Stock Compensation Plan of 2003 also provides that each director shall receive an annual grant of stock options to purchase 4,000 shares of common stock on the date of the company’s annual meeting of shareholders. Any director who joins the Board after the annual meeting automatically receives a stock option grant for a number of shares that is prorated based on the director’s period of service. Because Fannie Mae is in the process of restating its financial statements and has not been able to hold an annual shareholders meeting since 2004, Ms. Gaines and Ms. Horn will not receive any stock options at this time. If, in the future, stock option grants are made to other members of the Board with respect to 2006, Ms. Gaines and Ms. Horne will each receive an appropriate grant of stock options based on her period of service on the Board.

In accordance with Fannie Mae’s customary practice, Fannie Mae is entering into an indemnification agreement with Ms. Gaines and Ms. Horn, the form of which was filed as Exhibit 10.7 to Fannie Mae’s Form 10 filed with the Securities and Exchange Commission on March 31, 2003. Ms. Gaines and Ms. Horn are also eligible to participate in the Fannie Mae Director’s Charitable Award Program, pursuant to which Fannie Mae makes donations upon the death of a director to up to five charitable organizations or educational institutions of the director’s choice. Under the program, Fannie Mae donates $100,000 for every year of service by a director, up to a maximum of $1,000,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

September 22, 2006	By:	/s/ Beth A. Wilkinson

Name: Beth A. Wilkinson
Title: Executive Vice President and General Counsel